Exhibit 10.1

February 27, 2006

F.Hoffmann-La Roche Ltd
Grenzacherstrasse 124
CH-4070
Basel, Switzerland
Attention: Peter Hug

Hoffmann-La Roche Inc.
340 Kingsland Street
Nutley, New Jersey 07110
Attention: Dennis E. Burns

Re: Third Amendment to Collaboration and License Agreement

Gentlemen:

Reference is made to the Collaboration and License Agreement dated July 29, 2002 (the “Original Agreement”) by and among F.Hoffmann-La Roche Ltd, Hoffmann-La Roche Inc. (together with Hoffmann-La Roche Ltd, “Roche”) and Memory Pharmaceuticals Corp. (“Memory”), as amended by an Amendment to the Collaboration and License Agreement dated August 6, 2004 (the “First Amendment”) and a Second Amendment to the Collaboration and License Agreement dated August 18, 2005 (the “Second Amendment” and, together with the Original Agreement and the First Amendment, the “Agreement”).

Memory and Roche hereby agree that:

1. The Agreement is hereby amended to provide that the obligations of Roche to make any payments to Memory pursuant to Section 7.8 of the Agreement (as set forth in the First Amendment) and, except as otherwise specifically provided in the immediately following sentence, the rights and obligations of Memory and Roche with respect to the Research Collaboration, including but not limited to the Revised Research Workplan and the obligations set forth in Sections 7.1(e) (as set forth in the First Amendment) and 7.4 (as defined in the Agreement) are hereby terminated; provided that, for the avoidance of doubt, the foregoing shall not constitute a termination of the Agreement or of the licenses granted by Memory to Roche thereunder, or otherwise affect either parties’ other rights or obligations under the Agreement. Accordingly, Section 16.4 of the Agreement is not triggered by the foregoing and Roche shall have no obligation to return any of the items or information set forth in that Section. In addition, the Joint Liaison Team established pursuant to Section 7.2 is hereby dissolved and the obligations set forth in Section 7.5 are hereby terminated. Memory shall use the unused portions, if any, of payments previously made by Roche to Memory pursuant to Section 7.8 of the Agreement in connection with Memory’s further performance of the Revised Research Workplan.

2.	The Second Amendment is hereby amended as follows:

(a) The second line of Section 7 and the second line of Section 9 are hereby amended by inserting the phrase “or both the United States and the European Union” immediately after the phrase “the United States.”

(b) The seventh line of Section 9 is hereby amended by inserting the phrase “or both the United States and the European Union, as the case may be” immediately after the phrase “the United States.”

(c) The seventh line of Section 11 is hereby amended by inserting the phrase “or equivalent governmental body of the European Union” immediately after the phrase “US Securities and Exchange Commission.”

(d) The second line of Section 1 of Exhibit A is hereby amended by inserting the phrase “or both the United States and the European Union” immediately after the phrase “the US.”

(e) Section 2 of Exhibit A is hereby amended and restated to read in its entirety as follows: “Co-Promotion Territory. (a) The United States of America (and its possessions and territories, including Puerto Rico), or (b) both the United States of America (and its possessions and territories, including Puerto Rico) and the European Union.”

(f) Section 3 of Exhibit A is hereby amended and restated to read in its entirety as follows: “Term and Termination. The co-promotion term for each Product co-promoted in the United States shall be for a period of ten (10) years from the first commercialization of such Product in the US and the co-promotion term for each Product co-promoted in the European Union shall be for a period of ten (10) years from the first commercialization of such Product in the European Union. Memory shall have the right to terminate the co-promotion agreement with respect to any Product in the Co-Promotion Territory if Net Sales thereof in the Co-Promotion Territory do not financially justify such co-promotion.”

(g) Sections 5 and 6 of Exhibit A are hereby amended by inserting the phrase “(and the European Union if Memory has exercised its co-promotion right with respect thereto in the European Union),” after each occurrence of the phrase “the US.”

Except as specifically provided in this letter agreement, the terms of the Agreement shall remain in full force and effect. This letter agreement shall become effective upon the Effective Date, as defined in the Amended and Restated Strategic Alliance Agreement (Nicotinic Alpha-7 Program) among the parties hereto dated of even date herewith.

Please indicate your agreement to the above by signing this letter agreement in the space provided below.

Very truly yours,

MEMORY PHARMACEUTICALS CORP.

By: /s/ James R. Sulat
Name: James R. Sulat
Title: President and Chief Executive Officer

AGREED TO AND ACCEPTED:

F.HOFFMANN-LA ROCHE LTD

By: /s/ Peter Hug
Name: Dr. Peter Hug
Title: Executive Vice President Pharma Partnering

By: /s/ Melanie Frey Wick
Name: Dr. Melanie Frey Wick
Title: Authorized Signatory

HOFFMANN-LA ROCHE INC.

By: /s/ Dennis E. Burns
Name: Dennis E. Burns
Title: Vice President